EXHIBIT 23

                            Pinkham & Pinkham, P.C.
                          Certified Public Accountants

                         Independent Auditor's Consent

We consent to the use in this Registration Statement of Guitron International, Inc. on Form SB-2 of our report dated March 27, 2000, appearing in the Prospectus which is part of this Registration Statement, relating to the financial statements of The Guitron Corporation, which are contained in such Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                    /s/ Pinkham & Pinkham
                                                    ----------------------------
                                                    Pinkham & Pinkham, P.C.
                                                    Certified Public Accountants

April 4, 2000
Cranford, New Jersey


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